Exhibit 99.1

Preliminary Data from On-going IgG4-RD Phase 2 Trial Patients Shows Encouraging Early Responses in 82% of • Preliminary data indicates XmAb5871 in active IgG4-RD was well tolerated. C o m p l e t e d 3 0 • Treatment responses (decrease of IgG4-RD RI of 2) observed in 9 of 11 patients (82%). O n g o i n g E a r l y T e r m i n a t i o n 2 5 2 0 • Initial response to therapy occurred quickly, within two weeks. 1 5 • Remission (IgG4-RD RI of 0) attained in 5 patients. 1 0 5 • Steroids tapered and discontinued in two of the patients that were on steroids at entry. 0 1 2 9 5 7 8 5 1 1 3 1 4 1 1 6 9 1 9 7 D a y s • Enrollment continues. • Complete results expected in 2017. Data cutoff of 31 October 2016 16 I g G 4 - R D - R I